Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL EXPANDS OPERATING MARGIN 220 BASIS POINTS, SEGMENT MARGIN 130 BASIS POINTS AND GENERATES OVER $2 BILLION OF CASH DURING THE QUARTER; EXPECTS 2020 EARNINGS PER SHARE OF $8.60 - $9.00

•	Fourth Quarter Reported Sales Down 2% Due to Impact of 2018 Spin-Off, Organic Sales Up 2%

•	Fourth Quarter Reported Earnings Per Share of $2.16; Adjusted EPS of $2.06, Up 11% Ex-Spins[1]

•	Full Year Operating Cash Flow of $6.9 Billion; Adjusted Free Cash Flow[2] of $6.3 Billion, Conversion 105%

•	Expect 2020 Earnings Per Share of $8.60 - $9.00, Up 5% - 10% Adjusted[3]

CHARLOTTE, N.C., January 31, 2020 -- Honeywell (NYSE: HON) today announced financial results for the fourth quarter and full year 2019, as well as its outlook for 2020.
“We finished 2019 with a strong fourth quarter. Organic sales were up 2% for the quarter and up 5% for the full year, driven by continued strength across Aerospace, growth in Process Solutions, and demand for commercial fire, security and building management products. We also had strong bookings in Intelligrated again, up over 100% in the fourth quarter. Our growth and productivity rigor, in addition to the impact of the 2018 spin-offs, drove 130 basis points of segment margin expansion in the quarter, and 150 basis points for the full year. This resulted in adjusted earnings per share of $2.06 for the quarter, up 11%1, and $8.16 for the year, up 10%4, excluding the impact of the spin-offs,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “We have continued to meet or exceed our guidance and the long-term targets we set forth in 2017, while further strengthening our balance sheet. We generated $6.3 billion of adjusted free cash flow for the year and achieved 105% conversion2. We continue to effectively deploy capital, and in 2019, we repurchased $4.4 billion of Honeywell shares, completed the acquisitions of TruTrak Flight Systems and Rebellion Photonics, made over 10 strategic investments within Honeywell Ventures, and announced our tenth consecutive double-digit dividend increase.”
The company also announced its outlook for 2020. Honeywell expects sales of $36.7 billion to $37.8 billion, representing year-over-year organic growth of 0% to 3%; segment margin expansion of 20 to 50 basis points; earnings per share of $8.60 to $9.00, up 5% to 10% adjusted3; operating cash flow of $6.6 billion to $7.1 billion, and free cash flow of $5.7 billion to $6.2 billion. A summary of the company’s 2020 guidance can be found in Table 1.
Adamczyk concluded, “2019 was another exciting year for Honeywell, as we continued to build our Honeywell Connected Enterprise business, resulting in double-digit connected software growth, made significant progress within our Honeywell Digital and Integrated Supply Chain transformation initiatives, and launched a brand campaign that highlights some of Honeywell’s most exciting innovations. We delivered strong results, and entered 2020 with positive momentum, including a healthy long-cycle backlog that was up 10% year-over-year. I am confident that we will be able to continue to perform for our shareowners, our customers, and our employees in 2020.”

Fourth-Quarter Performance
Honeywell sales for the fourth quarter were down 2% on a reported basis and up 2% on an organic basis. The difference between reported and organic sales primarily relates to the spin-off of the former Homes and ADI Global Distribution business (formerly in Honeywell Building Technologies). The fourth-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the fourth quarter were up 7% on an organic basis driven by continued strength in the Defense and Space business, growth in the air transport commercial aftermarket, and original equipment demand in business aviation. Segment margin expanded 270 basis points to 26.1%, primarily driven by commercial excellence and aftermarket volumes.

- MORE -

Honeywell Q4’19 Results - 2

Honeywell Building Technologies sales for the fourth quarter were up 3% on an organic basis driven by continued demand in commercial fire and building management products, as well as security growth across the Americas and Europe. Segment margin expanded 170 basis points to 20.3%, primarily driven by the favorable impact following the spin-off of the former Homes and ADI Global Distribution business.
Performance Materials and Technologies sales for the fourth quarter were up 3% on an organic basis driven by continued strength in Process Solutions, particularly in projects, services, and smart energy, and strength in equipment and petrochemical catalysts in UOP. This was partially offset by declines in Advanced Materials, which was impacted by continued illegal imports of hydrofluorocarbons (HFCs) into Europe and demand softness in specialty products. Segment margin contracted 80 basis points to 22.5%, primarily driven by unfavorable mix, partially offset by productivity, net of inflation.
Safety and Productivity Solutions sales for the fourth quarter were down 11% on an organic basis driven by the impact of major systems project timing in Intelligrated, lower sales volumes in productivity products, and lower demand for personal protective equipment in the Safety business, which more than offset continued demand for gas sensing products. Intelligrated orders were robust for the second consecutive quarter, up over 100% year-over-year in the fourth quarter, resulting in a backlog increase of over 30% exiting the year. Segment margin contracted 330 basis points to 12.7%, primarily driven by lower sales volumes in productivity products and mix of sales.

Conference Call Details
Honeywell will discuss its fourth quarter and full-year results as well as its 2020 outlook during an investor conference call today starting at 8:30 a.m. Eastern Standard Time. To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8:30 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2019 earnings and 2020 outlook call or provide the conference code HON2020. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from approximately 12:30 p.m. EST, January 31, until 12:30 p.m. EST, February 7, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7318539.

TABLE 1: FULL-YEAR 2020 GUIDANCE

Sales	$36.7B - $37.8B
Organic Growth	0% - 3%
Segment Margin	21.3% - 21.6%
Expansion	Up 20 - 50 bps
Earnings Per Share	$8.60 - $9.00
Adjusted Earnings Growth[3]	5% - 10%
Operating Cash Flow	$6.6B - $7.1B
Free Cash Flow	$5.7B - $6.2B

- MORE -

Honeywell Q4’19 Results - 3

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	FY 2018	FY 2019	Change
Sales	41,802	36,709	(12)%
Organic Growth			5%
Segment Margin	19.6%	21.1%	150 bps
Operating Income Margin	16.0%	18.7%	270 bps
Reported Earnings Per Share	$8.98	$8.41	(6)%
Adjusted Earnings Per Share Ex-Spins[4]	$7.39	$8.16	10%
Cash Flow from Operations	6,434	6,897	7%
Conversion	95%	112%	17%
Adjusted Free Cash Flow[2]	6,030	6,271	4%
Adjusted Free Cash Flow Conversion[2]	100%	105%	5%
Adjusted Free Cash Flow Conversion, Ex-Pension[2]	115%	114%	(1)%
	4Q 2018	4Q 2019	Change
Sales	9,729	9,496	(2)%
Organic Growth			2%
Segment Margin	20.1%	21.4%	130 bps
Operating Income Margin	15.6%	17.8%	220 bps
Reported Earnings Per Share	$2.31	$2.16	(6)%
Adjusted Earnings Per Share Ex-Spins[1]	$1.86	$2.06	11%
Cash Flow from Operations	1,559	2,614	68%
Conversion	91%	167%	76%
Adjusted Free Cash Flow[2]	1,486	2,292	54%
Adjusted Free Cash Flow Conversion[2]	105%	154%	49%
Adjusted Free Cash Flow Conversion, Ex-Pension[2]	121%	166%	45%

- MORE -

Honeywell Q4’19 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	FY 2018	FY 2019	Change
Sales	15,493	14,054	(9)%
Organic Growth			9%
Segment Profit	3,503	3,607	3%
Segment Margin	22.6%	25.7%	310 bps
	4Q 2018	4Q 2019
Sales	3,428	3,661	7%
Organic Growth			7%
Segment Profit	801	954	19%
Segment Margin	23.4%	26.1%	270 bps
HONEYWELL BUILDING TECHNOLOGIES	FY 2018	FY 2019	Change
Sales	9,298	5,717	(39)%
Organic Growth			5%
Segment Profit	1,608	1,165	(28)%
Segment Margin	17.3%	20.4%	310 bps
	4Q 2018	4Q 2019
Sales	1,802	1,463	(19)%
Organic Growth			3%
Segment Profit	335	297	(11)%
Segment Margin	18.6%	20.3%	170 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES	FY 2018	FY 2019	Change
Sales	10,674	10,834	1%
Organic Growth			4%
Segment Profit	2,328	2,433	5%
Segment Margin	21.8%	22.5%	70 bps
	4Q 2018	4Q 2019
Sales	2,802	2,857	2%
Organic Growth			3%
Segment Profit	652	643	(1)%
Segment Margin	23.3%	22.5%	-80 bps
SAFETY AND PRODUCTIVITY SOLUTIONS	FY 2018	FY 2019	Change
Sales	6,337	6,104	(4)%
Organic Growth			(4)%
Segment Profit	1,032	790	(23)%
Segment Margin	16.3%	12.9%	-340 bps
	4Q 2018	4Q 2019
Sales	1,697	1,515	(11)%
Organic Growth			(11)%
Segment Profit	272	192	(29)%
Segment Margin	16.0%	12.7%	-330 bps

1Adjusted EPS and adjusted EPS V% ex-spins excludes pension mark-to-market, 4Q18 after-tax separation costs related to the spin-offs, the 4Q18 after-tax segment profit contribution from the spin-off of Resideo, net of spin reimbursement impacts assuming the indemnification and reimbursement agreement was effective in 4Q18, and 4Q18 adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge.
2Adjusted free cash flow excludes impacts from separation costs related to the spin-offs. Adjusted free cash flow conversion also excludes pension mark-to-market and adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge. Adjusted free cash flow conversion, ex-pension also excludes pension ongoing income.
3Adjusted EPS V% guidance excludes pension mark-to-market and adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge in 2019.
4Adjusted EPS and adjusted EPS V% ex-spins excludes pension mark-to-market, 2018 after-tax separation costs related to the spin-offs of Resideo and Garrett, the 2018 after-tax segment profit contribution from the spin-offs, net of spin reimbursement impacts assuming both indemnification

- MORE -

Honeywell Q4’19 Results - 5

and reimbursement agreements were effective in 2018, and adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge.

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry-specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales and which we adjust to exclude sales and segment profit contribution from Resideo and Garrett in 2018, if and as noted in the release; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding pension mark-to-market, separation costs related to the spin-offs, and adjustments to the 4Q17 U.S. tax legislation charge, if and as noted in the release; adjusted free cash flow conversion, ex-pension, which we define as adjusted free cash flow conversion, excluding pension ongoing income, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs related to the spin-offs, adjustments to the 4Q17 U.S. tax legislation charge, and after-tax segment profit contribution from Resideo and Garrett in the periods noted in the release, net of spin reimbursement impacts assuming both indemnification and reimbursement agreements were effective in such periods, if and as noted in the release. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

- MORE -

Honeywell Q4’19 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Product sales	$7,133	$7,434	$27,629	$32,848
Service sales	2,363	2,295	9,080	8,954
Net sales	9,496	9,729	36,709	41,802
Costs, expenses and other
Cost of products sold (1)	5,025	5,400	19,269	23,634
Cost of services sold (1)	1,303	1,285	5,070	5,412
	6,328	6,685	24,339	29,046
Selling, general and administrative expenses (1)	1,473	1,524	5,519	6,051
Other (income) expense	(164)	(290)	(1,065)	(1,149)
Interest and other financial charges	91	90	357	367
	7,728	8,009	29,150	34,315
Income before taxes	1,768	1,720	7,559	7,487
Tax expense	178	(20)	1,329	659
Net income	1,590	1,740	6,230	6,828
Less: Net income attributable to the noncontrolling interest	28	19	87	63
Net income attributable to Honeywell	$1,562	$1,721	$6,143	$6,765
Earnings per share of common stock - basic	$2.19	$2.34	$8.52	$9.10
Earnings per share of common stock - assuming dilution	$2.16	$2.31	$8.41	$8.98
Weighted average number of shares outstanding - basic	713.5	734.0	721.0	743.0
Weighted average number of shares outstanding - assuming dilution	722.6	743.9	730.3	753.0

(1)
Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q4’19 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Sales	2019	2018	2019	2018
Aerospace	$3,661	$3,428	$14,054	$15,493
Honeywell Building Technologies	1,463	1,802	5,717	9,298
Performance Materials and Technologies	2,857	2,802	10,834	10,674
Safety and Productivity Solutions	1,515	1,697	6,104	6,337
Total	$9,496	$9,729	$36,709	$41,802

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended December 31,		Twelve Months Ended December 31,
Segment Profit	2019	2018	2019	2018
Aerospace	$954	$801	$3,607	$3,503
Honeywell Building Technologies	297	335	1,165	1,608
Performance Materials and Technologies	643	652	2,433	2,328
Safety and Productivity Solutions	192	272	790	1,032
Corporate	(54)	(100)	(256)	(281)
Total segment profit	2,032	1,960	7,739	8,190
Interest and other financial charges	(91)	(90)	(357)	(367)
Stock compensation expense (1)	(41)	(44)	(153)	(175)
Pension ongoing income (2)	143	247	592	992
Pension mark-to-market expense	(123)	(37)	(123)	(37)
Other postretirement income (2)	12	8	47	32
Repositioning and other charges (3,4)	(240)	(335)	(546)	(1,091)
Other (5)	76	11	360	(57)
Income before taxes	$1,768	$1,720	$7,559	$7,487

(1)	Amounts included in Selling, general and administrative expenses.

(2)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).

(3)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.

(4)	Includes repositioning, asbestos, and environmental expenses.

(5)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q4’19 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$9,067	$9,287
Short-term investments	1,349	1,623
Accounts receivable—net	7,493	7,508
Inventories	4,421	4,326
Other current assets	1,973	1,618
Total current assets	24,303	24,362
Investments and long-term receivables	588	742
Property, plant and equipment—net	5,325	5,296
Goodwill	15,563	15,546
Other intangible assets—net	3,734	4,139
Insurance recoveries for asbestos related liabilities	392	437
Deferred income taxes	86	382
Other assets	8,688	6,869
Total assets	$58,679	$57,773
LIABILITIES
Current liabilities:
Accounts payable	$5,730	$5,607
Commercial paper and other short-term borrowings	3,516	3,586
Current maturities of long-term debt	1,376	2,872
Accrued liabilities	7,476	6,859
Total current liabilities	18,098	18,924
Long-term debt	11,110	9,756
Deferred income taxes	1,670	1,713
Postretirement benefit obligations other than pensions	326	344
Asbestos related liabilities	1,996	2,269
Other liabilities	6,766	6,402
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,706	18,358
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$58,679	$57,773

Honeywell Q4’19 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$1,590	$1,740	$6,230	$6,828
Less: Net income attributable to the noncontrolling interest	28	19	87	63
Net income attributable to Honeywell	1,562	1,721	6,143	6,765
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	173	163	673	721
Amortization	96	91	415	395
(Gain) loss on sale of non-strategic businesses and assets	1	—	1	—
Repositioning and other charges	240	335	546	1,091
Net payments for repositioning and other charges	(219)	(133)	(376)	(652)
Pension and other postretirement income	(32)	(218)	(516)	(987)
Pension and other postretirement benefit payments	(28)	(13)	(78)	(80)
Stock compensation expense	41	44	153	175
Deferred income taxes	477	(104)	179	(586)
Other	(385)	(531)	(287)	(694)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	89	(367)	11	(236)
Inventories	176	(44)	(100)	(503)
Other current assets	(362)	(138)	(430)	218
Accounts payable	207	267	118	733
Accrued liabilities	578	486	445	74
Net cash provided by (used for) operating activities	2,614	1,559	6,897	6,434
Cash flows from investing activities:
Expenditures for property, plant and equipment	(335)	(306)	(839)	(828)
Proceeds from disposals of property, plant and equipment	2	11	43	15
Increase in investments	(1,035)	(1,177)	(4,253)	(4,059)
Decrease in investments	1,146	1,398	4,464	6,032
Cash paid for acquisitions, net of cash acquired	(46)	(484)	(50)	(535)
Other	(143)	152	102	402
Net cash provided by (used for) investing activities	(411)	(406)	(533)	1,027
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	3,907	4,591	14,199	23,891
Payments of commercial paper and other short-term borrowings	(3,906)	(4,942)	(14,199)	(24,095)
Proceeds from issuance of common stock	73	25	498	267
Proceeds from issuance of long-term debt	1	1	2,726	27
Payments of long-term debt	(2,783)	(27)	(2,903)	(1,330)
Repurchases of common stock	(750)	(1,692)	(4,400)	(4,000)
Cash dividends paid	(644)	(603)	(2,442)	(2,272)
Pre-separation funding	—	1,197	—	2,801
Spin-off cash	—	(179)	—	(179)
Other	(7)	(1)	(79)	(142)
Net cash provided by (used for) financing activities	(4,109)	(1,630)	(6,600)	(5,032)
Effect of foreign exchange rate changes on cash and cash equivalents	65	(39)	16	(201)
Net increase (decrease) in cash and cash equivalents	(1,841)	(516)	(220)	2,228
Cash and cash equivalents at beginning of period	10,908	9,803	9,287	7,059
Cash and cash equivalents at end of period	$9,067	$9,287	$9,067	$9,287

Honeywell Q4’19 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Honeywell
Reported sales % change	(2)%	(12)%
Less: Foreign currency translation	—%	(1)%
Less: Acquisitions, divestitures and other, net	(4)%	(16)%
Organic sales % change	2%	5%

Aerospace
Reported sales % change	7%	(9)%
Less: Foreign currency translation	—%	—%
Less: Acquisitions, divestitures and other, net	—%	(18)%
Organic sales % change	7%	9%

Honeywell Building Technologies
Reported sales % change	(19)%	(39)%
Less: Foreign currency translation	(1)%	(2)%
Less: Acquisitions, divestitures and other, net	(21)%	(42)%
Organic sales % change	3%	5%

Performance Materials and Technologies
Reported sales % change	2%	1%
Less: Foreign currency translation	(1)%	(3)%
Less: Acquisitions, divestitures and other, net	—%	—%
Organic sales % change	3%	4%

Safety and Productivity Solutions
Reported sales % change	(11)%	(4)%
Less: Foreign currency translation	(1)%	(2)%
Less: Acquisitions, divestitures and other, net	1%	2%
Organic sales % change	(11)%	(4)%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q4’19 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Segment profit	$2,032	$1,960	$7,739	$8,190
Stock compensation expense (1)	(41)	(44)	(153)	(175)
Repositioning, Other (2,3)	(259)	(347)	(598)	(1,100)
Pension and other postretirement service costs (4)	(37)	(49)	(137)	(210)
Operating income	$1,695	$1,520	$6,851	$6,705
Segment profit	$2,032	$1,960	$7,739	$8,190
÷ Net sales	$9,496	$9,729	$36,709	$41,802
Segment profit margin %	21.4%	20.1%	21.1%	19.6%
Operating income	$1,695	$1,520	$6,851	$6,705
÷ Net sales	$9,496	$9,729	$36,709	$41,802
Operating income margin %	17.8%	15.6%	18.7%	16.0%

(1)	Included in Selling, general and administrative expenses.

(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(3)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.

(4)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q4’19 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share and Adjusted Earnings per Share Excluding Spin-off Impact (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Earnings per share of common stock - assuming dilution (1)	$2.16	$2.31	$8.41	$8.98
Pension mark-to-market expense (2)	0.13	0.04	0.13	0.04
Separation costs (3)	—	0.14	—	0.97
Impacts from U.S. Tax Reform	(0.23)	(0.58)	(0.38)	(1.98)
Adjusted earnings per share of common stock - assuming dilution	$2.06	$1.91	$8.16	$8.01
Less: EPS, attributable to spin-offs		0.05	—	0.62
Adjusted earnings per share of common stock - assuming dilution, excluding spin-off impact		$1.86	$8.16	$7.39

(1)
For the three months ended December 31, 2019 and 2018, adjusted earnings per share utilizes weighted average shares of approximately 722.6 million and 743.9 million. For the twelve months ended December 31, 2019 and 2018, adjusted earnings per share utilizes weighted average shares of approximately 730.3 million and 753.0 million.

(2)	Pension mark-to-market expense uses a blended tax rate of 24% for 2019 and 2018.

(3)	For the three months ended December 31, 2018, separation costs of $104 million. For the twelve months ended December 31, 2018, separation costs of $732 million including net tax impacts.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q4’19 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Cash provided by operating activities	$2,614	$1,559	$6,897	$6,434
Expenditures for property, plant and equipment	(335)	(306)	(839)	(828)
Free cash flow	2,279	1,253	6,058	5,606
Separation cost payments	13	233	213	424
Adjusted free cash flow	$2,292	$1,486	$6,271	$6,030
Net income attributable to Honeywell	$1,562	$1,721	$6,143	$6,765
Separation costs, includes net tax impacts	—	104	—	732
Impacts from U.S. Tax Reform	(167)	(435)	(281)	(1,494)
Pension mark-to-market	94	28	94	28
Adjusted net income attributable to Honeywell	$1,489	$1,418	$5,956	$6,031
Cash provided by operating activities	$2,614	$1,559	$6,897	$6,434
÷ Net income (loss) attributable to Honeywell	$1,562	$1,721	$6,143	$6,765
Operating cash flow conversion	167%	91%	112%	95%
Adjusted free cash flow	$2,292	$1,486	$6,271	$6,030
÷ Adjusted net income attributable to Honeywell	$1,489	$1,418	$5,956	$6,031
Adjusted free cash flow conversion %	154%	105%	105%	100%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q4’19 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2020(E) ($B)
Cash provided by operating activities	6,897	~$6.6 - $7.1
Expenditures for property, plant and equipment	(839)	~(0.9)
Free cash flow	6,058	~5.7 - 6.2
Separation cost payments	213	—
Adjusted free cash flow	6,271	~$5.7 - $6.2

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets.

Honeywell Q4’19 Results - 15

Honeywell International Inc.
Calculation of Adjusted Free Cash Flow Conversion Excluding Pension Ongoing Income Impact (Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Adjusted net income attributable to Honeywell	$1,489	$1,418	$5,956	$6,031
Pension ongoing income(1)	(111)	(192)	(459)	(770)
Adjusted net income attributable to Honeywell, excluding pension ongoing income	$1,378	$1,226	$5,497	$5,261
Adjusted free cash flow	$2,292	$1,486	$6,271	$6,030
÷ Adjusted net income attributable to Honeywell, excluding pension ongoing income	$1,378	$1,226	$5,497	$5,261
Adjusted free cash flow conversion %, excluding pension ongoing income	166%	121%	114%	115%

(1)	Pension ongoing income uses a blended tax rate of 22.5% and 22.4% for 2019 and 2018.